(Multicurrency-Cross Border)

SCHEDULE

to the

1992 ISDA Master Agreement

dated as of August 8, 2007 between

SUNTRUST BANK ("Party A")	and	FOUNDRY PARK I, LLC ("Party B")

Part 1

Definitions

1. "Affiliate" shall have the meaning assigned to such term in Section 14 of this Agreement.

2. "Borrower" shall mean Party B, or if Party B is not the borrower under the Loan Agreement, the obligor under the Loan Agreement, if the Loan Agreement is wholly or partially hedged with a Transaction.

3. "Calculation Agent" shall mean Party A.

4. "Loan Agreement" means each agreement (a) to which the Borrower and Party A (or one of its Affiliates) are or hereafter become parties (and to which other lenders may be parties) involving the making of loans, extensions of credit or financial accommodations thereunder or commitments therefor; or (b) to which the Borrower and the lenders(s) party thereto, other than Party A, are or hereafter become parties involving such loans, extensions, accommodations, or commitments that the Borrower wholly or partially hedges with a Transaction; or (c) designated as a "Loan Agreement" in a Confirmation; in each case, as such Loan Agreement exists on its effective date or on the Trade Date of the Transaction, whichever is later, and without regard to any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise, or unless consented to in writing by Party A, any amendment, modification, addition, waiver, or consent thereto or thereof.

5. "Shareholders' Equity" means with respect to any entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

6. "Specified Entity" shall mean for the purposes of Sections 5(a)(v), (vi), and (vii), and Section 5(b)(iv) of this Agreement, in the case of Party A, not applicable, and in the case of Party B, any Affiliate of Party B.

7. "Specified Indebtedness" shall have the meaning assigned to such term in Section 14 of this Agreement, but, with respect to Party A, shall not include indebtedness in respect of deposits received in the ordinary course of its banking business.

8. "Specified Transaction" shall have the meaning assigned to such term in Section 14 of this Agreement.

9. "Termination Currency" shall mean United States Dollars.

10. "Threshold Amount" shall mean, for purposes of Section 5(a)(vi) of this Agreement, (a) with respect to Party A, an amount equal to three percent (3%) of its Shareholders' Equity, determined in accordance with generally accepted accounting principles in such party's jurisdiction of incorporation or organization, consistently applied, as at the end of such party's most recently completed fiscal year, and (b) with respect to Party B, an amount equal to $1,000,000 (or the equivalent thereof in any other currencies), except that with respect to indebtedness under the Loan Agreement, the Threshold Amount shall be $0.00.

Part 2

Representations

1. Tax Representations.

(a) Party A is duly organized under the laws of the State of Georgia in the United States and is a U.S. person (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal tax purposes.

(b) Party B is duly organized under the laws of the United States, or the laws of one of the states of the United States, or the laws of the District of Columbia, and/or is a U.S. person (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal tax purposes.

2. The following paragraph is added as Section 3(a)(vi) of this Agreement:

(vi) Party A is an "Eligible Contract Participant" as defined in Section 101(12) of the Commodity Futures Modernization Act of 2000 (7 U.S.C. Section 1a(12)), and Party B is an Eligible Contract Participant or is an "Accredited Investor" as defined in 17 C.F.R. Section 230.215.

Part 3

Agreements

For purposes of Section 4(a) of this Agreement, each party agrees to deliver to the other party the following documents, each of which will be covered by the representations of Section 3(d) of this Agreement:

1. Certified copies of all documents evidencing necessary corporate, company, partnership, trust, or other authorizations (as the case may be), as well as other approvals with respect to the execution, delivery and performance of this Agreement and any Credit Support Document. Such document(s) will be delivered upon execution of this Agreement.

2. An incumbency certificate, including a specimen signature, of any authorized executive, officer, manager, partner, trustee, or agent (as the case may be) of the party, certifying the name, true signature and authority of any such person signing this Agreement and any Credit Support Document. Such document(s) will be delivered upon execution of this Agreement.

3. Any such document as the other party may reasonably request from time to time in connection with each Transaction under this Agreement, including written information with respect to the conditions of operations, financial or otherwise, of the party providing the document. Such document(s) will be delivered as soon as practicable after demand.

Part 4

Termination Provisions

1. Cross Default. The "Cross Default" provisions of Section 5(a)(vi) of this Agreement shall apply to each of Party A and Party B. Section 5(a)(vi) of this Agreement is hereby amended by the addition of the following at the end thereof:

; provided, however, that notwithstanding the foregoing, an Event of Default will not occur under either (1) or (2) above, if (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature, (b) funds were available to such party to enable it to make the relevant payment when due, and (c) such relevant payment is made within one Local Business Day following receipt of written notice from an interested party of such failure to pay.

2. Credit Event Upon Merger. The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of this Agreement shall apply to each of Party A and Party B.

3. Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) of this Agreement shall not apply to either Party A or Party B.

4. Payments on Early Termination. For purposes of Section 6(e) of this Agreement, Second Method and Market Quotation shall apply.

5. Additional Termination Event will not apply. Notwithstanding the foregoing, Party A will have the right (but not the obligation) to terminate all or a pro rata portion of any Transaction, and will be entitled to receive from, or will be required to pay to, Party B the fair market value for such termination, as determined by Party A in good faith and in accordance with market practice and its own customary procedures, upon the occurrence of one or more of the following events:
    If the indebtedness under the Loan Agreement is (for whatever reason, in whatever manner) fully paid or discharged (except with respect to any scheduled amortization);
    If Party A is no longer a party to the Loan Agreement (to which it was at one time a party);

Party A may exercise such right to terminate, at any time in its sole discretion, following the occurrence of any one of such events through the Termination Date. A failure or delay in exercising the foregoing right to terminate will not be presumed to operate as a waiver, and a single or partial exercise of such right will not be presumed to preclude any subsequent or further exercise of that right.

Part 5

Miscellaneous

1. Notices. For purposes of Section 12 of this Agreement:

(a) The address for notice or communication to Party A is:

SunTrust Bank

Financial Risk Management, Operations

3333 Peachtree Road, N.E.

11th Floor, Center Code 3913

Atlanta, GA 30326

404-926-5821 (phone)

404-926-5826 (fax)

(b) The address for notice or communication to Party B is:

Foundry Park I, LLC

David Fiorenza, VP and Principal Officer at NewMarket Corporation

330 South 4th St.

Richmond, Virginia 23219

(804) 788-5055

(804) 788-5435

2. Governing Law. Section 13(a) of this Agreement is hereby restated as follows:

"(a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of New York's General Obligation Law."

3. Jurisdiction. Section 13(b) of this Agreement is hereby amended by (a) deleting in its entirety the final paragraph thereof, and (b) by restating Section 13(b)(i) as follows:

"(i) submits to the exclusive jurisdiction of the U.S. Federal Court for the Southern District of New York or, if such court does not have jurisdiction, in any state court of competent jurisdiction in New York County in the State of New York; and"

4. Process Agent. Process Agent shall not apply to this Agreement.

5. Offices. The provisions of Section 10(a) of this Agreement shall apply to either party. The Office for all Transactions will be the office specified for each party in Part 5(1) of this Schedule.

6. Multibranch Party. For purposes of Section 10(c) of this Agreement, neither Party A nor Party B is a Multibranch Party.

7. Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable.

Credit Support Provider means in relation to Party B: The party, as of any particular time, whose undertakings or assets under the Credit Support Document secure the timely performance of Party B's obligations under this Agreement.

8. Credit Support Document.

Credit Support Document means in relation to Party A: Not applicable.

Credit Support Document means in relation to Party B: Any guaranty, letter of credit, credit agreement, security agreement, mortgage, deed of trust, pledge agreement, assignment agreement, investment agreement, surety bond, or other credit enhancement device, or any combination thereof issued as security for the timely performance of Party B's obligations under this Agreement, including, without limitation, any amendments, supplements, restatements, or other modifications, or any substitutions or replacements thereto.

Part 6

Additional Agreements

1. Relationship Between the Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction): -

(a) Non-Reliance. It is acting for its own account, it has consulted appropriate legal, tax, financial and other advisers prior to entering into the Transaction, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(c) Status of Parties. THE OTHER PARTY IS NOT ACTING AS A FIDUCIARY FOR OR AN ADVISER TO IT IN RESPECT OF THAT TRANSACTION.

2. Recording of Conversations. Each party (i) consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, (ii) waives any further notice of such monitoring or recording, and (iii) agrees to notify (and, if required by law, obtain the consent of) its officers and employees with respect to such monitoring or recording.

3. Mediation and Arbitration. Notwithstanding anything to the contrary contained herein, the parties agree to submit to mediation and, should settlement through mediation not occur, to arbitration any and all claims, disputes, and controversies between them (and their respective employees, officers, directors, affiliates, attorneys, and other agents) resulting from or arising out of this Agreement. Such mediation and arbitration shall proceed in the jurisdiction where Party A is located, shall be governed by the law specified in this Agreement, and shall be conducted (a) in accordance with such rules as may be agreed upon by the parties or (b) in the event the parties do not reach an agreement as to such rules within thirty (30) days after a notice of dispute, in accordance with the Commercial Mediation Rules and Commercial Arbitration Rules of the American Arbitration Association. If, within thirty (30) days after service of a written demand for mediation, the mediation does not result in settlement of the dispute, then any party may demand arbitration, and the decision of the arbitrator(s) shall be binding on the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. It is agreed that the arbitrators shall have no authority to award treble, exemplary, or punitive damages of any type under any circumstances, whether or not such damages may be available under state or federal law, or under the Federal Arbitration Act, or under the Commercial Arbitration Rules of the American Arbitration Association, the parties hereby waiving their right, if any, to recover any such damages.

4. Set Off. Section 6 of the Agreement is amended by adding the following new subsection 6(f):

"Set-off. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or (v) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this provision.

"For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

"If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

"Nothing in this provision shall be effective to create a charge or other security interest. This provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

5. Debit and Credit Authorization. Party B hereby authorizes Party A to debit and credit the account specified in the Confirmation for each Transaction (or as otherwise authorized by Party B).
  FDIC. Party B acknowledges that Transactions are not insured by the Federal Deposit Insurance Corporation.

7. Transfer. Section 7 of this Agreement shall be amended by inserting the following phrase "which consent shall not be unreasonably withheld" in the third line thereof after the word "party" and before the word "except".

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

SUNTRUST BANK FOUNDRY PARK I, LLC

By: /s/ Fred D. Woolf By: /s/ Bruce R. Hazelgrove, III

Name: Fred D. Woolf Name: Bruce R. Hazelgrove, III

Title: Vice President Title: Vice President